                                                                     EXHIBIT 3.4































                       ARTICLES AND PLAN OF SHARE EXCHANGE
          BETWEEN THE REGISTRANT AND CASTLEDALY ACQUISITION CORPORATION

                           ARTICLES OF SHARE EXCHANGE


         Pursuant to Section 180.1105 of the Wisconsin Business Corporation Law, the undersigned corporations hereby submit for filing the following Articles of Share Exchange, for the purpose of effecting the exchange of shares of the common stock of Castledaly Acquisition Corporation, a Wisconsin corporation, for shares of the common stock of Harp & Eagle, Ltd., a Wisconsin corporation.

                                    ARTICLE I

         The Plan of Share Exchange effecting the exchange of shares of the common stock of Castledaly Acquisition Corporation, a Wisconsin corporation, for shares of the common stock of Harp & Eagle, Ltd., a Wisconsin corporation, is attached hereto as Exhibit A.

                                   ARTICLE II

         The Plan of Share Exchange was duly authorized and approved by the stockholders of Castledaly Acquisition Corporation, pursuant to Section 180.1103 of the Wisconsin Statutes, at the Annual Meeting of Stockholders of Castledaly Acquisition Corporation held June 28, 2001. A total of 1,274 shares of common stock of Castledaly Acquisition Corporation were outstanding and entitled to vote upon the adoption of the proposed Plan of Share Exchange; 1,078 shares voted in favor of the Plan, and no shares voted against the Plan.

                                   ARTICLE III

         Immediately prior to the share exchange effected by the Plan of Share Exchange, the authorized capital stock of Harp & Eagle, Ltd. consisted of (i) 10,000,000 shares of common stock, par value $0.0001 per share and (ii) 2,000,000 shares of preferred stock, par value $0.0001 per share; no change in such authorized capital stock shall occur as a result of such share exchange.

                                   ARTICLE IV

         These Articles of Share Exchange, when received in proper form by the Wisconsin Department of Financial Institutions, shall be effective as of June 30, 2001 for accounting purposes only.

         Executed this 12th day of July, 2001, by Harp & Eagle, Ltd. and Castledaly Acquisition Corporation.


                                                  HARP & EAGLE, LTD.


                                     By:
                                         ---------------------------------------
                                              Cary James O'Dwanny, President


                                           CASTLEDALY ACQUISITION CORPORATION


                                     By:
                                          --------------------------------------
                                              Cary James O'Dwanny, President

This instrument was drafted by (and should be returned to):      Robert J. Philipp, Esq.
                                                                 Kranitz & Philipp
                                                                 2230 East Bradford Avenue
                                                                 Milwaukee, Wisconsin 53211-4059

                                                                       EXHIBIT A


                             PLAN OF SHARE EXCHANGE

         THIS Plan of Share Exchange is made and entered into this 23rd day of June, 2001, by and between Castledaly Acquisition Corporation, a Wisconsin corporation ("Castledaly Acquisition"), and Harp & Eagle, Ltd., a Wisconsin corporation ("Harp & Eagle").

                                    RECITALS

         WHEREAS, Harp & Eagle is a corporation organized and existing under the laws of the State of Wisconsin which has authorized capital stock consisting of
(i) 10,000,000 shares of common stock, par value $0.0001 per share ("Harp & Eagle Common Stock"), of which 504,339 shares are issued and outstanding, and
(ii) 2,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding;

         WHEREAS, Castledaly Acquisition is a corporation organized and existing under the laws of the State of Wisconsin which has authorized capital stock consisting of 9,000 shares of common stock, par value $0.0001 per share ("Castledaly Common Stock"), of which 1,274 shares are issued and outstanding;

         WHEREAS, 838 of the issued and outstanding shares of Castledaly Common Stock are owned of record and beneficially by Harp & Eagle; and

         WHEREAS, the Boards of Directors of Harp & Eagle and Castledaly Acquisition, respectively, deem it advisable for Harp & Eagle to acquire all of the issued and outstanding shares of Castledaly Common Stock not owned beneficially or of record by Harp & Eagle as of June 30, 2001 ("Effective Date").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Harp & Eagle and Castledaly Acquisition hereby agree to the following Plan of Share Exchange:

         1. Terms and Conditions of Share Exchange. As of the Effective Date of this Plan of Share Exchange:

                  (a) Any shares of Castledaly Common Stock held in the treasury of Castledaly Acquisition on the Effective Date shall be surrendered to Harp & Eagle for cancellation; no shares of Harp & Eagle shall be issued in respect thereof.

                  (b) All of the issued and outstanding shares of Castledaly
              Common Stock, excluding those shares owned beneficially or of record by Harp & Eagle, shall be exchanged for shares of Harp & Eagle Common Stock at the rate of 333.33 shares of Harp & Eagle Common Stock for every one share of Castledaly Common Stock; provided, however, that no fractional shares of Harp & Eagle Common Stock shall be issued, and in lieu of the issuance of fractional shares, Harp & Eagle shall make a cash payment at the rate of $3.00 per share.

                  (c) As soon as practicable following the Effective Date,
              holders of certificates evidencing Castledaly Common Stock shall surrender them to Harp & Eagle, or its appointed agent, in such manner as Harp & Eagle legally shall require. Upon receipt of each such certificate, Harp & Eagle shall issue in exchange therefor a certificate for shares of Harp & Eagle Common Stock evidencing ownership of the number of shares of Harp & Eagle Common Stock to which such holder shall be entitled as set forth above.

                  (d) Each stockholder described in the preceding subparagraph
              (c) shall be entitled to receive any dividends on such shares of Harp & Eagle Common Stock which may have been declared and paid between the Effective Date and the issuance to such stockholder of the certificate evidencing ownership of such Harp & Eagle Common Stock.

         2. Stockholder Approval. This Plan of Share Exchange shall be submitted to the stockholders of Castledaly Acquisition and Harp & Eagle for their approval in the manner provided under Section 180.1103 of the Wisconsin Business Corporation Law at meetings to be held on or before June 28, 2001, or at other such time or times as the Boards of Directors of Castledaly Acquisition and Harp & Eagle shall agree. Following approval by the affirmative vote of (i) the holders of a majority of the shares of Castledaly Acquisition Common Stock entitled to vote thereon and (ii) the holders of a majority of the shares of Harp & Eagle Common Stock entitled to vote thereon, Articles of Share Exchange (in the form attached hereto shall be filed as required under Section 180.1105 of the Wisconsin Business Corporation Law.

         3. Rights of Dissenting Stockholders. Any stockholder of Castledaly Acquisition who has the right to dissent from approval of the share exchange as provided in Section 180.1302 of the Wisconsin Business Corporation Law, and who so dissents in accordance with the requirements of such Law, shall be entitled, upon surrender of the certificate or certificates representing certificated shares or upon imposition of restrictions of transfer of uncertificated shares, to receive payment of the fair value of such stockholder's shares as provided pursuant to Section 180.1325 of such Law.

         4. Termination of Exchange. The share exchange provided for by this Plan of Share Exchange may be abandoned at any time prior to the Effective Date, upon a vote of a majority of the Boards of Directors of both Castledaly Acquisition and Harp & Eagle. If the share exchange is terminated, there shall be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or stockholders.

         5. Governing Law. This Plan of Share Exchange shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         6. Counterparts. This Plan of Share Exchange may be executed in any number of counterparts, and all such counterparts and copies shall be and constitute an original instrument.

         IN WITNESS WHEREOF, this Plan of Share Exchange has been adopted by the undersigned corporations as of the 15th day of June, 2001.


                                                    HARP & EAGLE, LTD.



                                      By:        /s/ Cary James O'Dwanny
                                           -------------------------------------
                                              Cary James O'Dwanny, President



                                            CASTLEDALY ACQUISITION CORPORATION



                                      By:        /s/ Cary James O'Dwanny
                                           -------------------------------------
                                              Cary James O'Dwanny, President






                                       A-2